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Exhibit 99.1

NUTRACEUTICAL COMPLETES ACQUISITION OF ARIZONA HEALTH FOODS BUSINESS

        PARK CITY, Utah, July 1/PRNewswire/—Nutraceutical International Corporation (NASDAQ: NUTR) is pleased to announce that it has completed the previously reported acquisition of the Arizona Health Foods™ chain of 11 health food stores, by purchasing substantially all of the operating assets of Arizona Health Foods, Inc. through its subsidiary, Fresh Vitamins, Inc. The purchase price was approximately $3.5 million in cash. The shareholders of Arizona Health Foods, Inc. also entered into noncompete and consulting arrangements.

        Nutraceutical is one of the nation's largest manufacturers and marketers of quality branded nutritional supplements sold to health and natural food stores. Nutraceutical sells its branded products under the brand names Solaray®, KAL®, NaturalMax®, VegLife®, Premier One®, Sunny Green™, Natural Sport®, Nature's Life®, ActiPet®, Action Labs® and Thompson® to health and natural food stores in the United States, and to distributors and stores worldwide. Under the name Woodland Publishing™, Nutraceutical publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 stock keeping units (SKUs), including over 600 SKUs exclusively sold internationally.

        In addition to its branded products, Nutraceutical manufactures bulk materials for use in its own products and for sale to other manufacturers and marketers in the nutritional supplement industry under the trade names Monarch Nutritional Laboratories™ and Great Basin Botanicals™. Nutraceutical also distributes the products of certain third parties, and owns and operates neighborhood natural food markets under the trade names The Real Food Company™ and Thom's Natural Foods™ and health food stores under the trade name Arizona Health Foods™.

        The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "may," "will," "should," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. There are a number of important factors that could cause actual events or Nutraceutical's actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into foreign markets, as well as other restrictions on the sale of Nutraceutical's products in such countries; (v) the unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding the consumption of nutritional supplements; (ix) increased costs, including raw material and labor costs; (x) the inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk material customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical's ability to locate and consummate advantageous acquisitions, or otherwise integrate acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical's products; (xiv) the absence of clinical trials for many of Nutraceutical's products; (xv) availability and price of raw materials; (xvi) Nutraceutical's ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical's products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by Nutraceutical not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, patent or trademark infringements suits and other litigation which may arise from time to time; (xxii) other factors discussed in Nutraceutical's filings with the Securities and Exchange Commission or referenced in its press releases and (xxiii) other factors beyond Nutraceutical's control.

        In addition, any forward-looking statements represent Nutraceutical's estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical's estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical's SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2003. All rights reserved.

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NUTRACEUTICAL COMPLETES ACQUISITION OF ARIZONA HEALTH FOODS BUSINESS